UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026 (May 28, 2026)

Chiron Real Estate Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	XRN	NYSE
Series A Preferred Stock, par value $0.001 per share	XRN PrA	NYSE
Series B Preferred Stock, par value $0.001 per share	XRN PrB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Seventh Amendment to the Agreement of Limited Partnership of Chiron Real Estate LP

On May 28, 2026, Chiron Real Estate Inc. (the “Company”), as the sole member of the general partner of Chiron Real Estate LP (the “Operating Partnership”), entered into an amendment to the agreement of limited partnership of the Operating Partnership (the “OP Amendment”).

The OP Amendment creates a new class of partnership units designated as Series C Convertible Preferred Units (“Series C Preferred Units”), having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the 6.00% Series C Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series C Preferred Stock”). The Company contributed the proceeds received from the sale of the Series C Preferred Stock to the Operating Partnership in exchange for the issuance of 1,000,000 Series C Preferred Units to the Company.

The foregoing description of the OP Amendment is only a summary and is qualified in its entirety by reference to the full text of the OP Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Landing Alexandria

On June 1, 2026, the Company, through one or more subsidiaries, closed on the acquisition of The Landing Alexandria (the “Landing”), a senior housing community located in Alexandria, Virginia for a purchase price of $130 million. The Company previously reported on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on May 6, 2026 (the “May 6, 2026 8-K”) that it had entered into a purchase contract (the “Landing Purchase Agreement”) with affiliates of Silverstone Senior Living (“Silverstone”) to acquire the Landing. The acquisition of the Landing was funded using a combination of (a) cash on hand, (b) proceeds from the Series C Private Placement (defined below) and (c) proceeds from the Company's Credit Facility, which is described further in Item 2.03 below.

The Company will operate the Landing as a senior housing operating property (“SHOP”) asset and, on June 1, 2026, entered into a management agreement with an affiliate of Greystone Communities (“Greystone”), a third-party operator, pursuant to which Greystone will manage the day-to-day operations of the Landing.

The Riviera Alexandria

On June 1, 2026, the Company, through one or more subsidiaries, closed on the acquisition of The Riviera Alexandria (the “Riviera”), a senior housing community located in Alexandria, Virginia for a purchase price of $118.9 million. The Company previously reported in the May 6, 2026 8-K that it had entered into a purchase contract (the “Riviera Purchase Agreement”) with affiliates of Silverstone to acquire the Riviera. The acquisition was funded using a combination of (a) cash on hand, (b) proceeds from the Series C Private Placement and (c) proceeds from the Company's Credit Facility, which is described further in Item 2.03 below.

The Company will operate the Riviera as a SHOP asset and, on June 1, 2026, entered into a management agreement with an affiliate of Greystone pursuant to which Greystone will manage the day-to-day operations of the Riviera.

There is no material relationship between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and Silverstone, other than with respect to the Company’s acquisition of the Landing, the Riveria, and with respect to the Pinnacle Purchase Agreement (as described in the May 6, 2026 8-K).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the acquisitions of the Landing and the Riviera, the Company, through the Operating Partnership, incurred approximately $147 million of additional indebtedness under the Company’s Third Amended and Restated Credit Facility (the “Credit Facility”).

Item 3.02	Unregistered Sales of Equity Securities

On May 29, 2026 and June 2, 2026, the Company completed closings of its previously announced private placement (the “Series C Private Placement”), pursuant to which the Company issued an aggregate of 1,000,000 shares of Series C Preferred Stock for $100.00 per share for gross proceeds of approximately $100,000,000 to Maewyn XRN LP, Petrus Special Opportunities Fund, L.P., certain entities advised by Canyon Capital Advisors LLC and certain entities advised by Diameter Capital Partners LP (collectively, the “Purchasers”), pursuant to that certain Investment Agreement, dated as of May 6, 2026, by and among the Company and the purchasers party thereto (the “Investment Agreement”). The terms of the Investment Agreement have been previously disclosed in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on May 8, 2026 (the “May 8, 2026 8-K”).

The offer of the Series C Preferred Stock was made, and the sale and issuance of the Series C Preferred Stock are being made, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Company relied on these exemptions from registration based in part on the nature of the transaction and the representations made by the Purchasers in the Investment Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

On May 28, 2026, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation to designate 1,000,000 shares of the Company’s authorized preferred stock as shares of Series C Convertible Preferred Stock (the “Articles Supplementary”), with the powers, preferences and privileges as set forth in the Articles Supplementary. The Articles Supplementary were effective upon filing.

Upon issuance of the Series C Preferred Stock, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock, became subject to certain restrictions in the event that the Company does not declare distributions on the Series C Preferred Stock during any distribution period.

A summary of the material terms of the Series C Preferred Stock is set forth in the May 8, 2026 8-K, and is hereby incorporated by reference into this Item 3.03.

The foregoing description of the Articles Supplementary is only a summary and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days after the date on which this initial Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary for the 6.00% Series C Convertible Preferred Stock
10.1	Seventh Amendment to Agreement of Limited Partnership of Chiron Real Estate LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiron Real Estate Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: June 2, 2026